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                                                                     EXHIBIT 4.1

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                          VASCULAR SCIENCES CORPORATION

                        -------------------------------

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

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                                  June 25, 2003

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                          VASCULAR SCIENCES CORPORATION

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      This Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of the 25TH day of June, 2003, by and among Vascular Sciences Corporation, a Delaware corporation (the "Company"), the individuals and entities listed on Schedule A attached hereto (each an "Investor," and collectively, the "Investors"), and certain holders of the Company's Common Stock listed on Schedule B attached hereto (the "Prior Holders"). This Agreement shall become effective on the execution of that certain Secured Convertible Grid Debenture Subscription Agreement dated as of June 25, 2003 (the "Debenture Subscription Agreement"), by and among the Company, TLC Vision Corporation, a New Brunswick corporation ("TLC") and Diamed Medizintechnik GMBH, a corporation incorporated under the laws of Germany ("Diamed" and, together with TLC, the "Debentureholders") and certain of the Prior Holders.

                                    RECITALS

      WHEREAS, concurrently herewith, the Company, the Debentureholders and certain of the Prior Holders are entering into the Debenture Subscription Agreement pursuant to which the Debentureholders will acquire secured convertible grid debentures (the "Convertible Debentures") of the Company;

      WHEREAS, certain of the Investors hold shares of Series A Preferred Stock (the "Series A Preferred Stock") of the Company and certain of the Investors hold shares of Series B Preferred Stock (the "Series B Preferred Stock") of the Company;

      WHEREAS, the Investors, the Prior Holders and the Company are parties to an Investors' Rights Agreement dated as of July 25, 2002 ( the "Original Investors' Rights Agreement") providing for certain registration rights, rights of first refusal, board representation rights, rights to financial information and certain other rights;

      WHEREAS, as a condition of entering into the Debenture Subscription Agreement, the Debentureholders have requested that the Original Investors' Rights Agreement be amended and restated on the terms set out herein to extend certain rights and obligations to them in their capacities as Debentureholders and Investors.

      NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements set forth herein, the Company and the Investors hereby agree as follows:

                                    AGREEMENT

      1. Interpretation.

            1.1   Definitions.

            "ADDITIONAL SECURITIES" has the meaning attributed to it in Section 4.1(c) or Section 4.2(c), as the case may be.

            "ADDITIONAL SUBSCRIBERS" has the meaning attributed to it in Section 4.1(c) or Section 4.2(c), as the case may be.

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            "AGREEMENT" has the meaning attributed to it in the first paragraph of this amended and restated investors' rights agreement.

            "ASAHI NOTE" means the Secured Fixed Rate Note dated as of February 28, 2001 by and between OccuLogix Corporation and Asahi Medical Co., Ltd., as amended as of November 10, 2001 and November 30, 2002 and as assigned by OccuLogix Corporation to the Company;

            "BOARD DESIGNEE" has the meaning attributed to it in Section 6.3.

            "CHANGE OF CONTROL" means the occurrence of a transaction or a series of transactions as a result of which the Company becomes controlled by a Person or Persons other than the Debentureholders; for the purpose of the foregoing, the Company is controlled by a Person or Persons other than the Debentureholders if the Debentureholders, or either of them, no longer own Securities carrying more than 50% of the voting rights, on a fully-diluted basis, ordinarily exercisable at meetings of shareholders of the Company, such rights being sufficient to elect a majority of the directors of the Company.

            "CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of the Company dated July 25, 2002 as may be further amended and restated from time to time.

            "COMPANY" has the meaning attributed to it in the first paragraph of this Agreement.

            "CONVERTIBLE DEBENTURES" has the meaning attributed to it in the recitals to this Agreement.

            "CONVERTIBLE SECURITIES" means securities convertible into, exchangeable for or otherwise carrying the right or obligation to acquire Common Stock, including the Convertible Debentures (and including the Share Purchase Option contained therein), the Series A Preferred Stock, the Series B Preferred Stock and any other rights, options or warrants to acquire Common Stock.

            "COMMON STOCK" means the Company's common stock as set forth in its Certificate of Incorporation and includes any shares of stock or securities into which Common Stock may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of Common Stock.

            "DEBENTUREHOLDERS" has the meaning attributed to it in the first paragraph of this Agreement.

            "DEBENTURE REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Convertible Debentures and
            (ii) the Common Stock issuable or issued upon exercise of the Share Purchase Option, (iii) Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect

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            to, or in exchange for or in replacement of the shares referenced in
            (i) and (ii) above, excluding in all cases, however, any Debenture Registrable Securities sold or transferred by a Person in a transaction in which such Person's rights under Section 2 are not assigned or sold pursuant to Rule 144 promulgated under the Securities Act.

            "DEBENTURE REGISTRABLE SECURITIES THEN OUTSTANDING" means the sum of
            (i) the number of shares of Common Stock outstanding which are Debenture Registrable Securities and (ii) the number of shares of Common Stock which are issuable pursuant to then convertible or exercisable securities (including Convertible Debentures) and which are Debenture Registrable Securities.

            "DEBENTURE SUBSCRIPTION AGREEMENT" has the meaning attributed to it in the first paragraph of this Agreement.

            "DEMAND NOTICE" has the meaning attributed to it in Section
            2.1(a)(i).

            "DEMAND REQUEST" has the meaning attributed to it in Section 2.1(a).

            "DESIGNATOR" or "DESIGNATORS" has the meaning attributed to it in
            Section 6.3.

            "DIAMED" has the meaning attributed to it in the first paragraph of this Agreement.

            "DRAG-ALONG NOTICE" has the meaning attributed to it in Section 4.5(a).

            "EXCHANGE ACT" has the meaning attributed to it in Section 2.8(a).

            "FIRST REFUSAL SHARES" has the meaning attributed to it in Section 4.3(a).

            "FORM S-3" means such form under the Securities Act as is in effect on the date of this Agreement or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            "HOLDER" or "HOLDERS" means, for purposes of Section 2 and Section 3 of this Agreement, any Investor owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of Series A Preferred Stock, Series B Preferred Stock or Convertible Debentures convertible into or exercisable for, as the case may be, such Registrable Securities shall be deemed to be the Holder of such Registrable Securities.

            "INITIAL ALLOTMENT" has the meaning attributed to it in Section 4.1(a) or Section 4.2(a), as the case may be.

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            "INITIATING HOLDERS" has the meaning attributed to it in Section
            2.1(a).

            "INITIAL PUBLIC OFFERING" has the meaning attributed to it in
            Section 2.9.

            "INVESTOR" or "INVESTORS" has the meaning attributed to it in the first paragraph of this Agreement.

            "ISSUED SECURITIES" has the meaning attributed to it in Section 4.2(a).

            "LISTED" means listed for trading on the NASDAQ National Market, the New York Stock Exchange or such other United States or Canadian stock exchange as is approved by the Board of Directors.

            "NET INCOME" has the meaning attributed to it in Section 6.4(b).

            "OFFERED SECURITIES" has the meaning attributed to it in Section 4.1(a) or Section 4.2(a), as the case may be.

            "ORIGINAL INVESTORS' RIGHTS AGREEMENT" has the meaning attributed to it in the recitals to this Agreement.

            "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, unincorporated organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or other entity howsoever designated or constituted.

            "PRIOR HOLDERS" has the meaning attributed to it in the first paragraph of this Agreement.

            "PROPORTIONATE INTEREST" of any Investor or Prior Holder means the percentage of the outstanding Common Stock then held by that Investor or Prior Holder, as the case may be, in relation to all Common Stock held by all Investors and Prior Holders, with all such holdings being calculated on a fully-diluted basis.

            "PROPOSED SELLER" has the meaning attributed to it in Section
            4.3(a).

            "PURCHASED SECURITIES" has the meaning attributed to it in Section 5.1.

            "PURCHASE PRICE" has the meaning attributed to it in Section 5.3(a).

            "PURCHASER" has the meaning attributed to it in Section 5.1.

            "QUALIFIED IPO" means the first firmly committed underwritten public offering of the Company's Common Stock yielding net proceeds to the Company of at least $50,000,000, after deduction of underwriters commissions and expenses and a per share price of least $11.56594 (as appropriately adjusted for stock splits, stock

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            dividends and recapitalizations and similar events) and provided that such shares of Common Stock are Listed.

            "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

            "REGISTRABLE SECURITIES" means the Series A Registrable Securities, the Series B Registrable Securities and the Debenture Registrable Securities.

            "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the sum of (i) the number of Series A Registrable Securities then outstanding; (ii) the number of Series B Registrable Securities then outstanding; and
            (iii) the number of Debenture Registrable Securities then outstanding.

            "S-3 DEMAND REQUEST" has the meaning attributed to it in Section 2.3(a).

            "SALE PRICE" has the meaning attributed to it in Section 4.3(a).

            "SEC" means the United States Securities and Exchange Commission.

            "SECURITIES" means Common Stock and Convertible Securities.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLER" has the meaning attributed to it in Section 4.4.

            "SELLERS" has the meaning attributed to it in Section 4.5(a).

            "SELLER'S NOTICE" has the meaning attributed to it in Section
            4.3(a).

            "SERIES A PREFERRED STOCK" has the meaning attributed to it in the recitals to this Agreement.

            "SERIES A REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
            as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Series A Registrable Securities sold or transferred by a Person in a transaction in which such Person's rights under Section 2 are not assigned or sold pursuant to Rule 144 promulgated under the Securities Act.

            "SERIES A REGISTRABLE SECURITIES THEN OUTSTANDING" means the sum of
            (i) the number of shares of Common Stock outstanding which are Series A Registrable Securities and (ii) the number of shares of Common Stock which are issuable

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            pursuant to then convertible or exercisable securities (including
            Class A Preferred Stock) and which are Series A Registrable Securities.

            "SERIES B PREFERRED STOCK" has the meaning attributed to it in the recitals to this Agreement.

            "SERIES B PURCHASE AGREEMENT" means the Series B Preferred Stock Purchase Agreement dated as of July 25, 2002 by and among the Company, TLC and certain of the Prior Holders, as amended on June 23, 2003, and as may be further amended and restated from time to time.

            "SERIES B REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
            as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Series B Registrable Securities sold or transferred by a Person in a transaction in which such Person's rights under Section 2 are not assigned or sold pursuant to Rule 144 promulgated under the Securities Act.

            "SERIES B REGISTRABLE SECURITIES THEN OUTSTANDING" means the sum of
            (i) the number of shares of Common Stock outstanding which are Series B Registrable Securities and (ii) the number of shares of Common Stock which are issuable pursuant to then convertible or exercisable securities (including Series B Preferred Stock) and which are Series B Registrable Securities.

            "SHARE PURCHASE OPTION" has the meaning attributed to it in the Convertible Debentures.

            "SPECIAL MEETING" has the meaning attributed to it in Section
            6.2(h).

            "SUBSCRIPTION NOTICE" has the meaning attributed to it in Section 4.1(b).

            "SUBSCRIPTION OFFER" has the meaning attributed to it in Section 4.1(a) or Section 4.2(a), as the case may be.

            "TAG-ALONG NOTICE" has the meaning attributed to it in Section 4.4.

            "TAG-ALONG SALE" has the meaning attributed to it in Section 4.4.

            "THIRD PARTY" has the meaning attributed to it in Section
            4.3(b)(ii).

            "THIRD PARTY PURCHASER" means, in relation to any Investor or Prior Holder, a person with whom such Investor or Prior Holder deals at arm's length.

            "TIME OF CLOSING" has the meaning attributed to it in Section 5.2.

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            "TLC" has the meaning attributed to it in the first paragraph of this Agreement.

            "UNSUBSCRIBED SECURITIES" has the meaning attributed to it in
            Section 4.1(c) or Section 4.2(c), as the case may be.

            "VENDOR" has the meaning attributed to it in Section 5.1.

            "VIOLATION" has the meaning attributed to it in Section 2.8(a).

            1.2 AMENDMENT AND RESTATEMENT OF PRIOR REGISTRATION AND STOCKHOLDERS' RIGHTS. The Company and each undersigned Prior Holder and Investor agrees and acknowledges that this Agreement hereby amends, restates, supercedes and replaces any prior agreements, including, without limitation, the Original Investors' Rights Agreement, between such Prior Holder or Investor, as the case may be, and the Company (or any predecessor corporation of the Company) relating to registration rights, rights of first refusal, board representation rights, rights to financial information or any other rights described in this Agreement.

            1.3 CHANGE TO COMMON STOCK. The provisions of this Agreement relating to Common Stock shall apply, mutatis mutandis, to any securities into which such Common Stock may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time and to any securities of any successor or continuing corporation to the Company that may be received in respect of any Common Stock on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

            1.4 ADDITIONAL SECURITIES. Each party hereby agrees that all Securities hereafter acquired by such party shall be subject in all respects to the provisions of this Agreement.

            1.5 FULLY-DILUTED. For the purposes of this Agreement, wherever a calculation is to be made on a "fully-diluted basis", the relevant calculation shall be made on a pro forma basis after giving effect to or assuming the prior conversion or exchange of, or the prior exercise of any right, option or obligation to purchase or acquire any Common Stock attaching to, any Convertible Securities, including, without limitation, the Share Purchase Option, then outstanding by each holder of such Convertible Securities, regardless of whether such conversion, exchange or exercise has in fact occurred.

            1.6 DEBENTUREHOLDERS DEEMED TO BE STOCKHOLDERS. Notwithstanding anything to the contrary in the Company's constating documents or otherwise, where the consent, approval or any process requiring a vote by the stockholders of the Company is required, whether under this Agreement, at law or otherwise, the Debentureholders shall be entitled to and shall vote on the basis that the Debentureholders are holders of that number of shares of Common Stock to which such Debentureholder would be entitled upon the full conversion and exercise of its Convertible Debenture and Share Purchase Option, respectively. For greater certainty, in addition to any other consent, approval or vote which may be required by stockholders of the Company, the Company shall not take any action with respect to any matter submitted for such consent, approval or vote, unless the required threshold of consent, approval or vote is achieved taking into account the Debentureholders' participation in such consent, approval or vote.

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      2. Registration Rights. The Company covenants and agrees as follows:

            2.1 Request for Registration.

                  (a) If the Company shall receive a written request (the "Demand Request") from the Debentureholders (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an aggregate expected offering price of at least $10,000,000, then the Company shall:

                        (i) within ten (10) calendar days of the receipt of the Demand Request, give written notice of such request (the "Demand Notice") to all Holders;

                        (ii) prepare and file as soon as practicable, and in any event within forty-five (45) calendar days after the receipt of the Demand Request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered (subject to the limitations of subsection 2.1(b)) by written notice to the Company given within twenty (20) calendar days after the giving of the Demand Notice; and

                        (iii) use its best efforts to cause the registration statement to become effective as soon as practicable.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their Demand Request and the Company shall include such information in the Demand Notice. The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of such Registrable Securities that may be included in the underwriting shall be allocated in the following order:

                        (i) first, the Debenture Registrable Securities (pro rata as between the Holders thereof based upon the number of Debenture Registrable Securities owned by each such Holder, on a fully-diluted basis);

                        (ii) second, the Series B Registrable Shares (pro rata as between the Holders thereof based upon the number of Series B Registrable Shares owned by each such Holder, on a fully-diluted basis); and

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                        (iii) third, the Series A Registrable Shares (pro rata
as between the Holders thereof based upon the number of Series A Registrable Shares owned by each such Holder, on a fully-diluted basis),

provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section
2.1 a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty
(60) calendar days after receipt of the Demand Request; provided, however, that the Company may not utilize this right more than once in any 12-month period.

            2.2 Piggyback Registrations.

                  (a) The Company shall promptly notify all Holders of Registrable Securities in writing at least thirty (30) calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on Forms S-4 and S-8 and any similar successor forms) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) If a registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the

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number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated,

            (i)   first, to the Company,

            (ii) second, to each of the Holders of Debenture Registrable Securities requesting inclusion of their Debenture Registrable Securities in such registration statement on a pro rata basis based on the total number of Debenture Registrable Securities then held by each such Holder on a fully-diluted basis,

            (iii) third, to each of the Holders of Series B Registrable
                  Securities requesting inclusion of their Series B Registrable Securities in such registration statement on a pro rata basis based on the total number of Series B Registrable Securities then held by each such Holder on a fully-diluted basis,

            (iv) fourth, to each of the Holders of Series A Registrable Securities requesting inclusion of their Series A Registrable Securities in such registration statement on a pro rata basis based on the total number of Series A Registrable Securities then held by each such Holder on a fully-diluted basis, and

            (v) fifth, to any stockholder (other than a Holder) invoking contractual rights to have their securities registered, if any, on a pro rata basis,

but in no event shall the amount of securities of the selling Holders of Convertible Debentures included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration and those Registrable Securities will continue to be subject to the terms of this Agreement. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            2.3 S-3 Registration.

                  (a) In case the Company shall receive, at any time and from time to time after the Company is eligible to use Form S-3, from any Holder or Holders a written request or requests (the "S-3 Demand Request") that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

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                        (i) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                        (ii) prepare and file as soon as practicable, and in any event within thirty (30) calendar days after the receipt of the S-3 Demand Request, a registration statement on Form S-3 and use its best efforts to, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) calendar days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion and electing to be included in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; or (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) calendar days after receipt of the request of the Holder or Holders under this Section 2.3 (provided, however, that the Company shall not utilize this right more than once in any 12-month period).

            2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a) prior to filing a registration statement with the SEC, provide each selling Holder with a draft of the registration statement for its review and comment;

                  (b) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred eighty (180) calendar days; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities of the Company);

                  (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (d) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act,

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

and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

                  (e) use its best efforts to (i) register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions;

                  (f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company's obligations under this clause (f), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

                  (g) immediately notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

                  (h) immediately notify each seller of Registrable Securities of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

                  (i) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest, on a fully-diluted basis, of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably

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

satisfactory to a majority in interest of the Holders, on a fully-diluted basis, requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

                  (j) apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.;

                  (k) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Sellers or any underwriters may reasonably request; and

                  (m) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

            2.5 EXPENSES. All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders shall be borne by the Company.

            2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 and
2.3 of this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

            2.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 and 2.3 of this
Agreement:

                  (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, members, employees,

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

agents and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                        (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, member, employee, agent or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that if the Company is found not to be liable for a Violation and such Holder (or a partner, officer, member, employee, agent or director or controlling person of such Holder) is found to be liable for such Violation, such Holder shall pay the Company's legal or other expenses reasonably incurred in defending any such loss, claim, damage, liability or action; provided further that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, member, employee, agent or director, underwriter or controlling person of such Holder.

                  (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder, severally and not jointly with any other Holder, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner, officer, director, member, employee or agent or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities

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

(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such partner, director, officer, member, employee, agent or controlling person, underwriter or other Holder, partner, officer, director, member, employee, agent or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that if the Holder is found not to be liable for a Violation, the Company shall pay the Holder's legal or other expenses reasonably incurred in defending any such loss, claim, damage, liability or action; provided further that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld), nor shall the selling Holder be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company, and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the registered offering out of which such Violation arises.

                  (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                  (d) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case,

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

or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) SURVIVAL. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

            2.9 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, offer, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees, affiliates or partners of the Holder who agree to be similarly bound and except for securities sold pursuant to such Registration Statement) for up to one hundred eighty (180) calendar days following the effective date of the first firmly underwritten public offering of Common Stock pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act, on the terms and conditions approved by the Board of Directors (an "Initial Public Offering"), and for up to ninety (90) calendar days following the effective date in the case of subsequent public offerings; provided, however, that the holders of more than 1% of the Company's capital stock, the Prior Holders, and executive officers and directors of the Company then holding Common Stock of the Company enter into similar agreements.

      In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 2.9 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

            2.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

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

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports, documents of the Company or other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

            2.11 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Section 2 with respect to: (i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Company's Initial Public Offering, or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2 if in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a ninety
(90) day period without registration under the Securities Act pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, in no event shall a Holder's registration rights terminate prior to the end of the end of the lock up period provided for in Section 2.9.

            2.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Debentureholders, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights superior or equal to the registration rights provided to the Investors pursuant to this Section 2.

      3. Assignment, Amendment and Restriction on Transfer.

            3.1 ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 2, the pre-emptive rights, right of first refusal, tag-along rights and drag along rights under Section 4 and the information rights under Section 6 may be assigned only to (i) a party who acquires at least three hundred thousand (300,000) shares of Registrable Securities, on a fully-diluted basis, or (ii)(A) a shareholder, partner, member, affiliate or beneficiary of such Holder; (B) a spouse, child, parent or beneficiary of the estate of such Holder or (C) a trust for the benefit of the persons set forth in (A) or (B); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party within five (5) calendar days after such assignment stating the name, address and tax identification number, if any, of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee (i) shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3, and
(ii) is not a competitor of the Company as determined in good faith by the Company's Board of Directors.

            3.2 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular

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

instance and either retroactively or prospectively), only with the written consent of: (i) the Company, (ii) the Debentureholders, (iii) the Holders (and/or any of their permitted successors or assigns) of at least two-thirds of Series B Registrable Securities then outstanding, and (iv) the Holders (and/or any of their permitted successors or assigns) of at least a majority of the Series A Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.2 shall be binding upon each Investor and each permitted successor or assignee of such Investor or Holder and the Company; provided, however, that no waiver which adversely affects the rights of any Investor or Holder disproportionately relative to the other Investors or Holders shall be effective against such party unless such party has given its consent to such waiver.

            3.3 GENERAL RESTRICTION ON TRANSFER. Except as otherwise permitted in Section 4.8 of the Series B Purchase Agreement, Section 4.8 of the Debenture Subscription Agreement and Section 4.3 of this Agreement, no securities of the Company or any beneficial interest therein shall be sold, transferred, assigned, mortgaged, pledged, charged, hypothecated or otherwise encumbered or disposed of by any Investor or Prior Holder whether by operation of law or otherwise, except with the prior written approval of the Board of Directors, or as expressly required or permitted pursuant to the provisions of this Agreement, and any action in contravention of this Section 3.3 shall be void.

      4. Pre-emptive Rights; Right to Maintain Proportionate Holding; Right of First Refusal.

            4.1 Pre-Emptive Rights.

                  (a) Except as otherwise provided in Section 4.1(f), if the Company proposes to issue any Securities (the "Offered Securities"), the Company shall first offer (the "Subscription Offer") the Offered Securities for subscription and purchase by the Investors and the Prior Holders, in each case as nearly as may be offered (disregarding fractional interests) on a pro rata basis in proportion to their respective Proportionate Interests at that date (in this Section 4.1, the "Initial Allotment"), at such price as the Board of Directors of the Company may determine.

                  (b) The Subscription Offer shall be made in writing by the Company to each Investor and Prior Holder and shall (i) specify the price at which the Offered Securities are offered, the amount of Offered Securities which represents such Investor's or Prior Holders' Initial Allotment and the date on which the purchase of the Offered Securities by the Investors and the Prior Holders is to be completed, (ii) contain a summary of the principal attributes of the Offered Securities (if other than Common Stock), (iii) state that any Investor or Prior Holder who wishes to subscribe for Offered Securities must give written notice (a "Subscription Notice") to that effect to the Company within 20 calendar days after the date of the Subscription Offer, (iv) state that any Investor or Prior Holder who wishes to subscribe for an amount of Offered Securities different than its Initial Allotment must specify, in its Subscription Notice, the amount of Offered Securities that it wishes to purchase and (v) state that, unless the Investors and Prior Holders subscribe for all the Offered Securities, the Company may elect not to sell any Offered Securities under the Subscription Offer.

                  (c) If any Investors or Prior Holders do not subscribe in the manner provided above for all of their Initial Allotments, the unsubscribed Offered Securities (in this

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

Section 4.1, the "Unsubscribed Securities") shall be applied to satisfy the subscriptions of Investors or Prior Holders (in this Section 4.1, "Additional Subscribers") for Offered Securities in excess of their Initial Allotments (in this Section 4.1, "Additional Securities"). If the amount of Unsubscribed Securities is less than the amount of Additional Securities subscribed for by the Additional Subscribers, the Unsubscribed Securities shall be allocated among the Additional Subscribers as nearly as may be (disregarding fractional interests) on a pro rata basis based on the proportion that the number of shares of Common Stock held by each Additional Subscriber at the date of the Subscription Offer bears to the total number of shares of Common Stock held by all Additional Subscribers at that date, with all such holdings being calculated on a fully-diluted basis; provided, however, that the amount of Unsubscribed Securities allocated to any Additional Subscriber shall not exceed the amount of Additional Securities subscribed for by such Additional Subscriber as specified in its Subscription Notice.

                  (d) If Offered Securities are subscribed for by the Investors or Prior Holders in accordance with this Section 4.1, each Investor and Prior Holder shall purchase the amount of Offered Securities subscribed for by and allocated to it and the Company shall issue and sell such Offered Securities to such Investor or Prior Holder on the closing date specified in the Subscription Offer and otherwise on the terms specified in the Subscription Offer.

                  (e) If less than all the Offered Securities are subscribed for by the Investors and Prior Holders in accordance with this Section 4.1, unless the Company determines not to proceed with the issuance and sale of the Offered Securities, the Company shall complete the issuance and sale of the Offered Securities subscribed for by the Investors and Prior Holders as contemplated by
Section 4.1(d) and may offer and sell the unsubscribed portion of the Offered Securities to such persons as the Board of Directors of the Company may determine provided that (A) any such sale is completed within 90 days after the expiry of the period of 20 calendar days for the giving of Subscription Notices,
(B) the price at which any Offered Securities are sold is not less than the subscription price offered to the Investors and (C) each purchaser becomes a party to this Agreement. After the expiry of such 90-day period, the foregoing provisions of this Section 4.1 shall again apply to any proposed issuance of Securities by the Company.

                  (f) The pre-emptive rights in this Section 4.1 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services, pursuant to plans or agreements approved by a majority of the Board of Directors of the Company, (ii) the issuance of securities upon the conversion of shares of the Company's preferred stock, conversion of the Convertible Debentures or exercise of the Share Purchase Option, (iii) the issuance of securities to persons or entities with which the Company has business relationships in connection with bona fide arm's length equipment leasing arrangements, bank or institutional loans or other bona fide arm's length transactions wherein the principal purpose of the issuance of such securities is for non-equity financing purposes, so long as all such arrangements and transactions are approved by a majority of the Board of Directors of the Company (including at least one (1) Debentureholder nominee),
(iv) the issuance of securities pursuant to currently outstanding (as of the date of this Agreement) options, warrants or notices to acquire securities of the Company, (v) the issuance of securities in connection with a bona fide arm's length business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or

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

exchange of stock or otherwise, as approved by a majority of the Board of Directors of the Company (including at least one (1) Debentureholder nominee), or (vi) the issuance of securities pursuant to a Qualified IPO.

                  (g) The covenants set forth in this Section 4.1 shall terminate and be of no further force and effect after the closing of the Qualified IPO.

            4.2 Right to Maintain Proportionate Holding.

                  (a) In addition to any rights an Investor or Prior Holder may have pursuant to Section 4.1, if the Company issues any Securities (the "Issued Securities"), the Company shall offer (in this Section 4.2, the "Subscription Offer") each Investor and Prior Holder the right to subscribe, at a price per Security equal to the price received by the Company per Issued Security, for such number (in this Section 4.2, the "Initial Allotment") of Securities (in this Section 4.2, the "Offered Securities") of the same type and class as the Issued Securities as is necessary to ensure that such Investor's or Prior Holder's percentage ownership of the outstanding Common Stock, on a fully-diluted basis after giving effect to the issuance of the Issued Securities and any additional securities subscribed for pursuant to this Section 4.2, is equal to such Investor's or Prior Holder's percentage ownership of the outstanding Common Stock, on a fully-diluted basis, immediately prior to the issuance of the Issued Securities.

                  (b) The Subscription Offer shall be made in writing by the Company to each Investor and Prior Holder and shall (i) specify the price at which the Offered Securities are offered, the amount of Offered Securities which represents such Investor's or Prior Holders' Initial Allotment and the date on which the purchase of the Offered Securities by the Investors and the Prior Holders is to be completed, (ii) contain a summary of the principal attributes of the Offered Securities (if other than Common Stock), (iii) state that any Investor or Prior Holder who wishes to subscribe for Offered Securities must give a Subscription Notice to that effect to the Company within 20 calendar days after the date of the Subscription Offer and (iv) state that any Investor or Prior Holder who wishes to subscribe for an amount of Offered Securities different than its Initial Allotment must specify, in its Subscription Notice, the amount of Offered Securities that it wishes to purchase.

                  (c) If any Investors or Prior Holders do not subscribe in the manner provided above for all of their Initial Allotments, the unsubscribed Offered Securities (in this Section 4.2, the "Unsubscribed Securities") shall be applied to satisfy the subscriptions of Investors or Prior Holders (in this Section 4.2 "Additional Subscribers") for Offered Securities in excess of their Initial Allotments (in this Section 4.2, "Additional Securities"). If the amount of Unsubscribed Securities is less than the amount of Additional Securities subscribed for by the Additional Subscribers, the Unsubscribed Securities shall be allocated among the Additional Subscribers as nearly as may be (disregarding fractional interests) on a pro rata basis based on the proportion that the number of shares of Common Stock held by each Additional Subscriber at the date of the Subscription Offer bears to the total number of shares of Common Stock held by all Additional Subscribers at that date, with all such holdings being calculated on a fully-diluted basis; provided, however, that the amount of Unsubscribed Securities allocated to any Additional Subscriber shall not exceed the amount of Additional Securities subscribed for by such Additional Subscriber as specified in its Subscription Notice.

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

                  (d) If Offered Securities are subscribed for by the Investors or Prior Holders in accordance with this Section 4.2, each Investor and Prior Holder shall purchase the amount of Offered Securities subscribed for by and allocated to it and the Company shall issue and sell such Offered Securities to such Investor or Prior Holder on the closing date specified in the Subscription Offer and otherwise on the terms specified in the Subscription Offer.

                  (e) The rights in this Section 4.2 shall not be applicable to
(i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services, pursuant to plans or agreements approved by a majority of the Board of Directors of the Company, (ii) the issuance of securities upon the conversion of shares of the Company's preferred stock, conversion of the Convertible Debentures or exercise of the Share Purchase Option, (iii) the issuance of securities to persons or entities with which the Company has business relationships in connection with bona fide arm's length equipment leasing arrangements, bank or institutional loans or other bona fide arm's length transactions wherein the principal purpose of the issuance of such securities is for non-equity financing purposes, so long as all such arrangements and transactions are approved by a majority of the Board of Directors of the Company (including at least one (1) Debentureholder nominee),
(iv) the issuance of securities pursuant to currently outstanding (as of the date of this Agreement) options, warrants or notices to acquire securities of the Company, (v) the issuance of securities in connection with a bona fide arm's length business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, as approved by a majority of the Board of Directors of the Company (including at least one (1) Debentureholder nominee), or (vi) the issuance of securities pursuant to a Qualified IPO. For greater certainty, the rights in this Section
4.2 shall be applicable to any issuance of Securities relating to the Asahi
Note.

                  (f) The covenants set forth in this Section 4.2 shall terminate and be of no further force and effect after the closing of the Qualified IPO.

            4.3 Right of First Refusal of Sales by Investors.

                  (a) If an Investor (the "Proposed Seller") intends to sell any of such Investor's Series B Preferred Stock or Series B Registrable Securities (other than the sale or transfer of such securities as otherwise permitted in Section 4.8 of the Series B Purchase Agreement), the Proposed Seller shall give written notice (the "Seller's Notice") to the Company stating that the Proposed Seller intends to make such a sale or transfer, specifying the number of shares of Series B Preferred Stock or Series B Registrable Securities (the "First Refusal Shares"), and specifying the per share purchase price (payable in cash) which the Proposed Seller is willing to accept for the First Refusal Shares (the "Sale Price").

                  (b) Upon receipt of the Seller's Notice, the Company shall have the irrevocable and exclusive right, exercisable by notice given to the Proposed Seller within twenty (20) calendar days of its receipt of the Seller's
Notice:

                        (i) to agree that it will purchase all the First Refusal Shares at the Sale Price and on the terms of payment set out in the Seller's Notice; or

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                        (ii) to agree that the Proposed Seller may sell all the
First Refusal Shares held by it to a Person acting bona fide and at arm's length with the Proposed Seller (a "Third Party") on terms and conditions no more favorable to the Third Party than those contained in the Seller's Notice, provided that, prior to completion of such sale, such Third Party become subject to all of the obligations of the Proposed Seller under this Agreement and agree to be bound by all of the provisions hereof in which case such Third Party shall become entitled to exercise all the rights of the Proposed Seller under this Agreement.

      If no notice is given by the Company under Section 4.3(b)(i), the Company shall be deemed to have given the notice referred to in Section 4.3(b)(ii).

                  (c) If the Company gives the notice referred to in Section 4.3(b)(i), the purchase and sale of the First Refusal Shares shall be completed on the 5th business day after the Company has agreed that it will purchase all the First Refusal Shares held by the Proposed Seller.

                  If (i) the Company agrees that the Proposed Seller may sell the First Refusal Shares held by it to a Third Party, or (ii) the Company does not purchase all the First Refusal Shares in accordance with Section 4.3(c), then, for a period of ninety (90) business days from the date of the Seller's Notice, the Proposed Seller shall be entitled to sell the First Refusal Shares held by it to a Third Party. Any transfer of the First Refusal Shares by the Proposed Seller after the end of such ninety (90) business day period or any change in the terms of the sale as set forth in the Seller's Notice which is more favorable to such Third Party shall require a new notice of intent to transfer to be delivered to the Company and shall give rise anew to the rights provided in the preceding paragraphs.

                  (d) The covenants set forth in this Section 4.3 shall terminate and be of no further force and effect after the closing of the Qualified IPO.

            4.4 TAG-ALONG RIGHTS. If an Investor or Prior Holder (the "Seller") proposes to sell, whether in a single transaction or a series of transactions, (a "Tag-Along Sale") Securities to a Third Party Purchaser(s) (subject to prior satisfaction of Section 4.3, if applicable) and the sale of such Securities constitutes a Change of Control and no Drag-Along Notice is given to the other Investors and Prior Holders pursuant to Section 4.5 in respect of such proposed sale, each other Investor and Prior Holder shall have the right, exercisable by giving written notice (the "Tag-Along Notice") to the Seller within 10 days after the expiry of the 20 calendar day period referred to in Section 4.3, to sell to the Third Party Purchaser up to that number of Securities which equals (disregarding fractions) the total number of Securities which the Third Party Purchaser is prepared to purchase as specified in its Third Party Offer multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor or Prior Holder and the denominator of which is the total number of shares of Common Stock owned by the Seller and all other Investors and Prior Holders giving a Tag-Along Notice to the Seller pursuant to this Section 4.4, each calculated on a fully-diluted basis. Each such other Investor or Prior Holder that elects to participate in the Tag-Along Sale shall sell the Securities indicated in its Tag-Along Notice for the same consideration per Security and otherwise on the same terms and conditions, mutatis mutandis, as those specified in the Third Party Offer. The number of Securities to be sold by the Seller to the Third Party Purchaser shall be equal to the difference between the number of Securities that the other Investors and Prior Holders are

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entitled to sell to the Third Party Purchaser pursuant to this Section 4.4 and the total number of Securities which the Third Party Purchaser is prepared to purchase as specified in its Third Party Offer. The Seller shall not be responsible for any failure by the Third Party Purchaser to complete the Tag-Along Sale but shall not sell any Securities to the Third Party Purchaser unless the Securities to be sold by those other Investors and Prior Holders (if any) that elect to participate in the Tag-Along Sale are purchased by the Third Party Purchaser at the same time in accordance with the provisions of this
Section 4.4. Unless the Board of Directors of the Company otherwise determines, the sale of any Securities pursuant to this Section 4.4 shall be conditional on any Third Party Purchaser becoming a party to this Agreement.

            4.5 Drag-Along Rights.

                  (a) If any of the Investors or Prior Holders (in this Section 4.5, the "Sellers") propose to sell all (but not less than all) of their Securities to a Third Party Purchaser as permitted under Section 4.3 and such Securities represent at least 66-2/3% of the outstanding Common Stock, calculated on a fully-diluted basis, the Sellers may, by giving written notice (a "Drag-Along Notice") to the other Investors and Prior Holders, require each of the other Investors and Prior Holders to sell all (but not less than all) of their Securities to the Third Party Purchaser for the same consideration per Security and otherwise on the same terms and conditions, mutatis mutandis, as those specified in the Third Party Offer;

                  (b) The Sellers shall not be responsible for any failure by the Third Party Purchaser to complete the transactions contemplated by its Third Party Offer but shall not sell any Securities to the Third Party Purchaser unless the Securities to be sold by the other Investors and Prior Holders are purchased by the Third Party Purchaser at the same time in accordance with the provisions of this Section 4.

      5.    Closing Arrangements.

            5.1 DEFINITIONS. In this Section 5, the term "Purchased Securities" means any Securities of the Company to be purchased from any Investor or Prior Holder by any other party (including the Company) pursuant to this Agreement, and the terms "Vendor" and "Purchaser" mean, respectively, the vendor and the purchaser of Purchased Securities.

            5.2 PLACE AND TIME OF CLOSING. Unless otherwise provided in this Agreement, the closing of the purchase and sale of the Purchased Shares shall occur at the registered office of the Company at 1:00 p.m. (New York time) on the tenth Business Day after the day on which the Vendor and the Purchaser first became obliged to carry out such transaction or at such other place and time as the Vendor and the Purchaser may mutually determine, the actual time of closing on the closing date being hereinafter referred to as the "Time of Closing".

            5.3 CLOSING DELIVERIES. At the Time of Closing, subject to the other provisions of this Agreement:

                  (a) the Purchaser shall pay the purchase price for the Purchased Securities (the "Purchase Price") as determined in accordance with the relevant provisions of this Agreement by bank draft or certified cheque; and

                  (b) the Vendor shall deliver to the Purchaser:

                        (i) a receipt for payment of the Purchase Price;

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

                        (ii) the certificates or instruments representing the Purchased Securities, duly endorsed for transfer; and

                        (iii) a warranty from the Vendor, in form satisfactory to the Purchaser, acting reasonably, that the Vendor is the registered and beneficial owner of the Purchased Securities, free and clear of any lien, charge, pledge, security interest, adverse claim or other encumbrance.

            5.4 TENDER PROCESS. If the Vendor is not present at the Time of Closing or is present but fails for any reason to deliver to the Purchaser any document referred to in Section 5.3, the Purchaser may deposit the Purchase Price into a special account at any branch of the Company's bank in the joint names of the Vendor and the Purchaser. Forthwith after the making of such deposit, the Purchaser shall give the Vendor written notice thereof, which notice shall specify the date of deposit, the name and address of the bank at which the deposit was made and the account number. Such deposit shall constitute valid payment and satisfaction of the Purchase Price even though the Vendor may have encumbered or disposed of any of the Purchased Securities and even though the certificates or instruments representing the Purchased Securities may have been delivered to any pledgee, transferee or other person. Upon presentation by the Vendor to the Purchaser of the documents referred to in Section 5.3, the Vendor shall be entitled to be paid the monies so deposited, without interest. All interest in respect of any such bank account shall belong to the Purchaser.

            5.5 TRANSFER OF TITLE. If, pursuant to Section 5.4, the Purchase Price is deposited with the Company's bank in the joint names of the Vendor and the Purchaser, from and after the date of such deposit, and even though the certificates or instruments representing the Purchased Securities may not have been delivered to the Purchaser, the purchase and sale of the Purchased Securities shall be deemed to have been completed and all right, title, benefit and interest, both at law and in equity, in and to the Purchased Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit and interest, legal or equitable, therein or thereto of the Vendor, or of any pledgee, transferee or other person claiming through the Vendor, shall cease.

            5.6 Payment in Satisfaction of Indebtedness.

                  (a) Without in any way limiting the restriction in Section 3.3, where the Vendor is unable to deliver the certificates or instruments representing the Purchased Securities because any Purchased Securities have been pledged as security for any indebtedness of the Vendor, the Purchaser may, instead of depositing the Purchase Price into a special bank account as provided in Section 5.4, pay all or a portion of the Purchase Price to discharge the indebtedness secured thereby and to obtain a release of the relevant security interest. Any such payment by the Purchaser shall constitute a complete discharge of the Purchaser's obligation to pay to the Vendor a corresponding amount of the Purchase Price.

                  (b) If the Purchaser pays only part of the Purchase Price to a secured party pursuant to Section 5.6(a), the Purchaser may deposit an amount equal to the balance of the Purchase Price into a special bank account in accordance with the provisions of Section 5.4 and the provisions of Section 5.5 shall apply, mutatis mutandis, to the portion of the Purchase Price so deposited.

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

                  (c) If, following any payment by the Purchaser to a secured party pursuant to Section 5.6(a), the balance, if any, of the Purchase Price is either paid to the Vendor or deposited in a special bank account as provided in
Section 5.4, from and after the date of the last to occur of such payment and such deposit, and even though the certificates or instruments representing the Purchased Securities may not have been delivered to the Purchaser, the purchase and sale of the Purchased Securities shall be deemed to have been completed and all right, title, benefit and interest, both at law and in equity, in and to the Purchased Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit and interest, legal or equitable, therein or thereto of the Vendor, or of any pledgee, transferee or other person claiming through the Vendor, shall cease.

                  (d) If the Vendor is indebted to the Company at the Time of Closing, the Vendor hereby irrevocably directs the Purchaser to pay all or the relevant portion of the Purchase Price to the Company to discharge such indebtedness. Any such payment to the Company by the Purchaser shall constitute a complete discharge of the Purchaser's obligation to pay to the Vendor all or the relevant portion, as the case may be, of the Purchase Price.

            5.7 POWER OF ATTORNEY. The Vendor hereby irrevocably makes, constitutes and appoints the Company or any officer of the Company as the Vendor's true and lawful attorney with power to, in the name and on behalf of the Vendor, execute and deliver all such assignments, transfers, instruments and other documents as may be necessary effectively to transfer and assign the Purchased Securities, or any part thereof, to the Purchaser on the books of the Company. The appointment of the Company as the Vendor's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable.

      6.    Information, Board Rights and Business and Finance of the Company.

            6.1 Financial Statements and Reports.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) The Company shall deliver to the Debentureholders and each Investor that continues to hold not less than three hundred thousand (300,000) shares of Registrable Securities, on a fully-diluted basis:

                        (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) calendar days thereafter an audited consolidated balance sheet of the Company and its subsidiaries, if any, at the end of such fiscal year and audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year, which year-end financial reports shall be in reasonable detail prepared in accordance with generally accepted accounting principles setting forth in each case in comparative form the figures for the previous year and such financial statements shall be accompanied by a report and opinion thereon by independent chartered accountants of national standing selected by the Company's Board of Directors (including at least one (1) Debentureholder nominee);

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

                        (ii) As soon as practicable after the end of each month, and in any event within thirty (30) calendar days after the end of each month and as soon as practicable after the end of each fiscal quarter of the Company, and in any event within forty-five (45) calendar days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, as at the end of such period, and a consolidated statement of income, stockholders' equity and cash flows for such period and for the current fiscal year to date, each certified by the Company's Chief Financial Officer, and all such statements shall be in reasonable detail and prepared in accordance with generally accepted accounting principles, except that they may not contain full footnote disclosures and may be subject to normal year-end adjustments for recurring accruals;

                        (iii) Prior to thirty (30) calendar days before the end of each fiscal year, an operating budget for the next fiscal year; and

                        (iv) Any other business or financial information regarding the Company that is reasonably requested by a Debentureholder.

                  (c) Each Investor agrees that any information obtained by the Investor pursuant to this Section 6.1 which is reasonably perceived to be proprietary to the Company or otherwise confidential will not, unless such Investor shall otherwise be required by a court, governmental agency, any law or the rules of any national securities exchange or association, be disclosed without the prior written consent of the Company (so long as such information is not in the public domain), provided that the Debentureholders may disclose such proprietary or confidential information to their directors, officers, employees and agents on a need to know basis, including for purposes of evaluating their investment in the Company.

                  (d) For so long as an Investor is eligible to receive reports under this Section 6.1, such Investor, or any authorized representative thereof, shall have the right to visit and inspect the Company's properties, to examine its books of account and records and to discuss its business and finances with officers of the Company, all at such reasonable times and as often as may be reasonably requested; provided, however, that each Investor agrees to use, and to use its reasonable efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information and to keep confidential any information furnished to it which the Company reasonably considers as confidential or proprietary and which has been identified by the Company to the Investor as such (so long as such information is not in the public domain), provided that the Debentureholders may disclose such proprietary or confidential information to their directors, officers, employees and agents on a need to know basis, solely for the purpose of evaluating and monitoring their investment in the Company. Each Investor shall pay any expenses incurred by it in connection with its discussions of the affairs, finances and accounts of the Company.

                  (e) The covenants set forth in this Section 6.1 shall terminate and be of no further force and effect after the closing of the Qualified IPO.

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

            6.2 Board of Directors and Voting Agreement.

                  (a) The Investors and Prior Holders covenant and agree to at all times vote or cause to be voted all shares of outstanding voting capital stock of the Company, which they may own, control or be entitled to vote, determined on a fully diluted basis, and to take all necessary action within their power to cause its nominees acting as officers or directors of the Company to at all times act, in order that the provisions of this Agreement shall govern the business and affairs of the Company to the maximum extent permitted by law.

                  (b) The Company, the Investors and the Prior Holders confirm his, her or its knowledge of this Agreement and will carry out and be bound by the provisions of this Agreement to the full extent that he, she or it has the capacity and power at law to do so.

                  (c) Subject to the other provisions of this Agreement AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE BYLAWS OF THE COMPANY, the Investors and the Prior Holders shall take all necessary action within their power to ensure that the Company's Board of Directors shall consist of seven (7) directors. The Investors and Prior Holders shall cause such meetings of the Company to be held, votes cast, resolutions passed, bylaws enacted, documents executed and things and acts done to ensure the election to the Company's Board of Directors of the nominees as set out in Section 6.2(d) and Section 6.2(e).

                  (d) Subject to the prior nomination right of the Debentureholders, the Investors and the Prior Holders shall take all necessary action within their power to ensure that the Prior Holders shall have the right to nominate the remaining directors, at their discretion, for such time that the ownership of shares of Common Stock by the Prior Holders is at least 18% of the outstanding shares of Common Stock on a fully-diluted basis. Without taking away from the prior nomination right of the Debentureholders, if the ownership of shares of Common Stock by the Prior Holders falls below 18% of the outstanding shares of Common Stock on a fully-diluted basis, then the Prior Holders shall be entitled to elect such number of directors as is determined by the following formula: a percentage of the number of board members, rounded up to the nearest whole number equal to the percentage of shares of Common Stock issued and held by the Prior Holders bears to the total number of shares of Common Stock of the Company then outstanding on a fully diluted basis. Any vacancy on the Board of Directors of the Company after giving effect to the provisions of Sections 6.2(d) and 6.2(e) will be filled by individuals nominated by a majority of the remaining directors then in office.

                  (e) The Investors and Prior Holders shall take all necessary action within their power to ensure that the Debentureholders shall be entitled to nominate the greater of (i) four (4) directors or (ii) such number of directors as is determined by the following formula: a percentage of the number of board members, rounded up to the nearest whole number equal to the percentage of shares of Common Stock issued and held on a fully diluted basis, bears to the total number of shares of Common Stock of the Company then outstanding on a fully diluted basis. Notwithstanding the foregoing, in the event that all outstanding indebtedness under the Convertible Debentures has been repaid by the Company following a demand made by the Debentureholders pursuant to Section
2.7.1 of the Convertible Debentures, the Debentureholders shall lose their rights pursuant to this Section 6.2(e) and all directors nominated by the Debentureholders shall be required to immediately resign from the Company's

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

Board of Directors. The vacancies caused by the resignation of the Debentureholders' directors shall be filled by a majority of the Company's Board of Directors and shall thereafter be elected by the holders of Common Stock and Preferred Stock, voting together as a single class.

                  (f) The Investors and Prior Holders shall take all necessary action within their power to ensure that the Debentureholders shall have the right to have two (2) nominee directors appointed as members of both an Audit Committee (comprised of three (3) members) and a Compensation Committee (comprised of three (3) members). The remaining members of the Audit Committee and the Compensation Committee will be determined by the Company's Board of Directors.

                  (g) The Investors and Prior Holders shall take all such necessary action within their power to ensure that the Debentureholders shall be entitled to nominate one (1) representative who shall be permitted to attend at and observe (but not vote at) any meeting of the Company's Board of Directors at which at least one (1) director nominated by the Debentureholders cannot attend. The Investors and Prior Holders shall take all such necessary action within their power to ensure that such observer shall have the right to receive the materials distributed to directors for meetings of the Company's Board of Directors and to be heard at such meetings. The Investors and Prior Holders shall take all such necessary action within their power to ensure that such observer will be reimbursed for reasonable out-of-pocket expenses related to attending meetings of the Company's Board of Directors. All information furnished by the Company to the observer shall be treated as confidential information, excluding only such information as is otherwise generally available on a non-confidential basis. The observer shall use the standard of care to maintain the confidentiality of all of the confidential information furnished by the Company that is set out in Section 6.1(e) of this Agreement.

                  (h) Notwithstanding anything to the contrary contained in the bylaws of the Company and subject to the limitations described Section 6.2(n), the Company shall hold meetings of the Board of Directors after providing all directors with at least five (5) calendar days' prior written notice; provided that, upon the Debentureholders' request, if at least one (1) Debentureholder nominee is unable or unwilling to attend any properly noticed meeting either in person or telephonically, then the Company shall reschedule such meeting and shall again provide at least five (5) calendar days' prior written notice.

                  (i) Meetings of the Board of Directors shall be held five (5) times per year. Prior to the end of each fiscal year, the meetings of the Board of Directors for the following fiscal year shall be scheduled. The timing of four of the meetings shall coincide with the completion of each quarter for such fiscal year, allowing sufficient time for the financial statements for such quarter to be completed and circulated to the directors in advance of such meeting. The fifth meeting shall be scheduled as a strategy/budget meeting for the coming fiscal year. Materials for meetings of the Board of Directors shall be provided to the directors at least 5 days prior to a meeting of the Board of Directors.

                  (j) Meetings of the Audit Committee and the Compensation Committee shall be scheduled prior to but on the same day as meetings of the Board of Directors.

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

                  (k) Each member of the Board of Directors shall be paid fees of $12,500 per annum plus $4,000 per annum for each seat on the Audit Committee or the Compensation Committee. Travel and accommodation expenses of the directors and Committee members shall be for the account of the Company.

                  (l) The Company shall maintain directors and officers insurance in scope and amount consistent with industry standards.

                  (m) The Company, the Investors and the Prior Holders agree that, in addition to any fees paid by the Company pursuant to paragraph (k) above, any services rendered by representatives of the Debentureholders in favour of the Company or Occulogix, L.P. shall be compensated by the Company or Occulogix, L.P., as the case may be, at fair market value and that all travel and accommodation expenses associated with such services shall be paid by the Company or Occulogix, L.P., as the case may be.

                  (n) Each notice of a meeting of the Board of Directors shall set out in reasonable detail the business to be considered at such meeting and no other business shall be transacted at such meeting without the consent of all of the directors. Notwithstanding the notice periods described in Section 6.2(h) above, in the event that the Chief Executive Officer and one other director or any three directors of the Company determine that the Board of Directors needs to act at a special meeting (a "Special Meeting") in order to respond to a matter (other than the matters set forth in Section 6.2(o) of this Agreement) with respect to which they determine in good faith that the failure of the Board of Directors to immediately act would be potentially detrimental to the best interests of the Company's stockholders, then such Special Meeting may be called on forty-eight (48) hours prior notice. In the event that at least one (1) Debentureholder nominee is unable to attend a Special Meeting either in person or telephonically, the Company covenants that (i) it will take no action at such Special Meeting that relates to that certain Limited Partnership Agreement of OccuLogix, L.P., Sales Agreement, TLC Software License Agreement, VSC Software License Agreement and License Agreement or adversely affects a Debentureholder, in its capacity as a securityholder or joint venture partner with the Company (or its affiliates) or otherwise or that affects a Debentureholder, in a discriminatory manner inconsistent with its adverse effects of the rights of the Company's other stockholders, and (ii) it will provide the Debentureholders with prompt notice of any and all actions taken at such Special Meeting, including providing the Debentureholders with any materials distributed to directors at the Special Meeting.

                  (o) In addition to any other rights provided by law, the Company shall not, without first obtaining the prior approval of the Board of Directors (by vote at a properly noticed meeting in accordance with Section 6.2(h) of this Agreement or by unanimous written consent):

                        (i) authorize any stock option plans or other similar contracts with stockholders, directors, officers, consultants and employees of the Company for the purchase of securities of the Company or purchase any key-person life insurance by the Company;

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

                        (ii) take, hold, subscribe for or agree to purchase or acquire shares of any corporation or take or have any interest in a joint venture or partnership or similar undertaking;

                        (iii) approve the annual operating budget of the Company and any material changes or alterations to such budget (including additional expenditures not provided for therein);

                        (iv) incur indebtedness (other than payables in the ordinary course of business) in excess of $100,000 in the aggregate;

                        (v) make any single capital expenditure in excess of $10,000 per calendar month or aggregate capital expenditures in excess of $25,000 per calendar month, unless included in a budget approved by the majority of the Board of Directors;

                        (vi) acquire, or permit any subsidiary to acquire, any interest in any business with a value in excess of $25,000 (whether by purchase of assets, purchase of stock, merger or otherwise);

                        (vii) change the location of the Company's current head office, executive office, principal place of business or jurisdiction of incorporation;

                        (viii) change the fiscal year of the Company;

                        (ix) the appointment or change of the accountants or auditors of the Company or change in accounting policies applied by the Company;

                        (x) the establishment of, or any change in the business plan for the Company or senior management of the Company or entering into a material strategic alliance, joint venture, material acquisition or disposition or the carrying on by the Company of any other business or operation; or

                        (xi) enter into or modify any agreement, transaction or arrangement with any of its officers, directors or employees, except for customary compensation or benefit arrangements as approved by the majority of Board of Directors.

                  (p) The Investors and Prior Holders covenant and agree to at all times vote or cause to be voted all shares of outstanding voting capital stock of the Company, which they may own, control or be entitled to vote, determined on a fully diluted basis, and to take all necessary action within their power to enable the Company to fulfill its obligations described in
Section 7.10 of the Series B Purchase Agreement, including, but not limited to, voting in favor of any amendment to the Company's Certificate or Incorporation necessary to effect such obligations.

                  (q) In addition to any other rights provided by law, the Company shall not, without first obtaining the prior approval of the majority of the Board of Directors of the Company, including at least one (1) nominee of the Prior Holders, enter into any transaction with a party which does not deal at arm's length with either of the Debentureholders where such transaction involves the transfer or sale of all or substantially all of the assets of the Company or any merger, amalgamation or other business combination with the Company.

                  (r) The Company and each of the Investors and Prior Holders covenant and agree that they will take all necessary action to amend the bylaws of the Company, as necessary, to implement and give effect to the provisions of this Agreement.

            6.3 Board Designations.

            For purposes of this Agreement: (i) any individual who is designated for election to the Company's Board of Directors pursuant to the foregoing provisions of Section 6.2 is hereinafter referred to as a "Board Designee"; and
(ii) any individual, entity, or group of individuals and/or entities who has the right to designate one or more Board Designees for election the Company's Board of Directors pursuant to the foregoing provisions of Section 6.2 is hereinafter referred to as a "Designator" or as "Designators," as applicable.

                  (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE BYLAWS OF THE COMPANY, FROM time to time during the term of this Agreement, a Designator or Designators shall, in their sole discretion, have the sole and absolute right to:

                        (i) elect to or remove from the Company's Board of Directors any incumbent Board Designee who occupies a Board seat for which such Designator or Designators are entitled to designate the Board Designee under
Section 6.2; and/or

                        (ii) designate a new Board Designee for election to a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 6.2 (whether to replace a prior Board Designee or to fill a vacancy in such Board seat); provided, that, such removal and/or designation of a Board Designee is approved in a writing signed by the appropriate Designator or Designators who are entitled to designate such Board Designee under Section 6.2, in which case such election to remove a Board Designee and/or elect a new Board Designee will be binding on all such Designators. In the event of such a removal and/or designation of a Board Designee under this Section 6.3(a)(ii), the Investors and the Prior Holders shall vote their shares of the Company's capital stock as provided in Section
6.2 to cause: (A) the removal from the Company's Board of Directors of the Board Designee or Designees so designated for removal by the appropriate Designator or Designators; and (B) the election to the Company's Board of Directors of any new Board Designee or Designees so designated for election to the Company's Board of Directors by the appropriate Designator or Designators.

                        (iii) Notwithstanding anything to the contrary in this
Section 6, if a Board Designee designated by the Prior Holders pursuant to
Section 6.2 who is an employee of the Company subsequently ceases to be an employee of the Company, such Designee may be removed from the Company's Board of Directors by the holders of a majority of the Common Stock held by the Prior Holders determined on a fully diluted basis,. The vacancy on the Board of Directors resulting from such removal shall be filled in the manner provided in
Section 6.2.

                  (b) The Company shall promptly give each of the Investors and the Prior Holders written notice of any change in composition of the Company's Board of Directors and of any proposal by a Designator or Designators to remove or elect a new Board Designee.

                  (c) Each of the Investors, the Prior Holders and the Company agree not to vote any shares of Company capital stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under this Section 6 of this Agreement.

            6.4 Liquidity Covenant of Company.

                  If the Company:

                  (a) has not completed an Initial Public Offering and had its common stock Listed prior to the date that is two years after the date that the Company has received an "approvable ruling" for the Company's rheopheresis technology from the U.S. Food and Drug Administration; or

                  (b) has recorded net income, calculated in accordance with generally accepted accounting principles ("Net Income"), in excess of $1,000,000 in each of four consecutive fiscal quarters, then the Board of Directors of the Company shall declare and shall cause the Company to pay, on an annual basis, a dividend to holders of Common Stock, on a fully-diluted basis, in an aggregate amount equal to 50% of Net Income. Such a dividend shall be payable on an annual basis for such time as either condition above continues to be satisfied.

            6.5 Except as set forth in this Section 6, the covenants set forth in Section 6.3 shall terminate and be of no further force and effect after the closing of the Qualified IPO.

      7.    Representations and Warranties.

            7.1 Each Prior Holder and Investor represents and warrants:

                  (a) that, subject to any transfers permitted hereunder, such Prior Holder and Investor owns beneficially and of record the number of shares of Common Stock (or any securities convertible or exchangeable or exercisable into shares of Common Stock) which are expressed to be owned by him, her or it in Schedule 7.1 to this Agreement, that such shares or securities are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person has any rights to become a holder or possessor of any of such shares or of the certificates representing the same;

                  (b) that if such Prior Holder or Investor is an individual that he or she has the capacity to enter into and give full effect to this Agreement;

                  (c) that if such Prior Holder or Investor is a corporation, that it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and that it has the corporate power and capacity to own its assets and to enter into and perform its obligations under this Agreement;

                  (d) if such Prior Holder or Investor is a trust, partnership or joint venture, that it is duly constituted under the laws which govern it and that it has the power to own its assets and to enter into and perform its obligations under this Agreement;

                  (e) that this Agreement has been duly authorized by it, and duly executed and delivered by him, her or it, as the case may be, and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

                  (f) that the execution, deliver and performance of this Agreement does not and will not contravene the provisions of its articles, bylaws, constating documents or other organizational documents or the documents by which it was created or established or the provisions of any indenture, agreement or other instrument to which he or it is a party or by which he or it may be bound; and

                  (g) that all of the foregoing representations and warranties will continue to be true and correct during the continuance of the Agreement.

            7.2 The Company, to the best of its knowledge, information and belief confirms the representations and warranties set out in Section 7.1 and further represents and warrants that the securities set forth in Schedule 7.1 are the only outstanding securities of the Company.

      8.    Miscellaneous.

            8.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            8.2 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions.

            8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties.

            8.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            8.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) upon transmission, when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) one day after a deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) calendar days advance written notice to the other parties.

            8.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            8.7 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            8.8 ENTIRE AGREEMENT. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter of this Agreement.

            8.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            8.10 ADJUSTMENTS FOR STOCK SPLITS AND CERTAIN OTHER CHANGES. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

            8.11 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            8.12 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Wherever in this Agreement, or any Exhibit hereto, reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to the generally accepted accounting principles from time to time by the American Institute of Certified Public Accountants or any successor institute, applicable as at the date on which such calculation or action is made or taken or required to be made or taken in accordance with generally accepted accounting principles.

            8.13 COOPERATION. The parties shall cooperate fully in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.

            8.14 REMEDIES CUMULATIVE. The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any of the rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

            8.15 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date first set forth above.

                                        "THE COMPANY":
                                        VASCULAR SCIENCES CORPORATION

                                        By:______________________________
                                           Richard Davis, Jr., M.D,
                                           President and Chief Executive Officer

                                        Address: 612 Florida Avenue
                                                 Palm Harbor, FL 34683
                                                 Attention: President
                                                 Fax: (727) 784-0898

                         COUNTERPART SIGNATURE PAGE TO
                         VASCULAR SCIENCES CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
                                   "INVESTORS"

                                          Diamed Medizintechnik GMBH

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          TLC Vision Corporation

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Howard Howell

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Rehab Associates of West Florida, P.A.

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Charles Edgar Hart

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Charles Edgar Hart Jr.

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Nancy E. Hart

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Patrick J. Sheppard

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Stephen M. Weinstock

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          David Hooks

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Barkley Family Partnership, Ltd.

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Roger and S. Lorraine C. Golomb

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Gene DMD and Brenda Whitehead

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Jeffrey S. Schwartz and S. Maribeth
                                          Turner

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          William J. Jr. MD and Kris Richards

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Richard J. Hairston

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Gary M. Najar

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Northlea Partners

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Michael O. and Rebecca L. Abdoney

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Alan B. Aker

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          The Thomas D. Arthur Revocable Trust

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Richard Beard, III

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Daniel A. Bertoch, D.D.S.

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Brandt, Tom E.

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          David C. Brown

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Capital Paradigms, Inc.

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Margaret A. Cornish

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          DD Irrevocable Trust, Nancie Reichle,
                                          Trustee

                                          By:___________________________________
                                             Nancy Reichle, Trustee

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          David W. Dieters

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Raphael Andre Drehsen

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Dan and Lockye Drone

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Dubin, Richard J.

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Burt W. Dubow

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Richard and Brigitte Fielder, JT TEN

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          First Trust Corporation TTEE FBO
                                          David H. Shapiro Acct # 031038028709

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Gills, James P. Gills Flint Trust
                                          Dated 12/20/99

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          David E. Geller

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Willi E. Gunti

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Cecil S. Harrell

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          JTB VisionQuest Corporation

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          William S. Jacobson

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Charles S. and Edeltrout Jenkins

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Dan R. Johnson, Revocable Trust

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Ralph Katz

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Greta Meeks

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Lorraine K. Mikolon

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Gregory Mincey

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Anthony P. Pizzo Family Trust

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Richard Powell

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Dr. John A. Retzlaff

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

-xviii-

                                          ______________________________________
                                          A.H. Rodriguez

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          A.H. Rodriguez Family Trust

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          A.H. or Christopher Rodriguez

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Donna Rodriguez Family Trust

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Jennifer or Donna Rodriguez

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Eric F. Rubin

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Leslie A. Rubin

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Tracie B. Rubin

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Safe Harbor Fund I, L.P.

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Safe Harbor Managed Account 101-A,
                                          Ltd.

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Donald Sanders, Custodian for Kendra
                                          Sanders

                                          By:___________________________________
                                             Donald Sanders, Custodian

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Date:___________________________, 2003

                                          Donald Sanders, Custodian for Monica
                                          Sanders

                                          By:___________________________________
                                             Donald Sanders, Custodian

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Date:___________________________, 2003

                                          Donald Sanders, IRA CIBC
                                          Oppenheimer as Custodian

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Santaromita, Joseph

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          The Schoenbaum Revocable Trust dtd
                                          10/29/99

-xxiii-

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Chris Spieldenner

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Mark Stern and Ellen Kaplan Stern,
                                          ATBE

                                          ______________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Mark Stern and Ellen Kaplan Stern,
                                          Irrevocable Trust for Elliott Benjamin
                                          Stern

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Mark Stern and Ellen Kaplan Stern,
                                          Irrevocable Trust for Lennie Beth
                                          Stern

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          Mark Stern and Ellen Kaplan Stern,
                                          Irrevocable Trust for Zachary Adam
                                          Stern

                                          By:___________________________________

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          Date:___________________________, 2003

                                          ______________________________________
                                          Elizabeth Strapp

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Alan Szucs

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          David E. Wise

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Ellis Wolben

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Thomas G. Wolf

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

-xxvii-

                                          ______________________________________
                                          Richard C. Davis, Jr.

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          Hans K. Stock

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

-xxviii-

                         COUNTERPART SIGNATURE PAGE TO
                         VASCULAR SCIENCES CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
                                "PRIOR HOLDERS":

                                          Richard C. Davis, Jr.

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Hans K. Stock

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Jane Cornish Smith

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Ramia H. Cornish

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________

                                          John Cornish

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          Margaret A. Cornish QDOT Trust,
                                          dated 8/2/90, Margaret A. Cornish and
                                          Jane Cornish Smith, Trustees

                                          By:___________________________________
                                             Margaret A. Cornish, Trustee

                                          By:___________________________________
                                          Jane Cornish Smith , Trustee

                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                   Schedule A

                    SCHEDULE OF INVESTORS AND THEIR HOLDINGS

                                                                                   SHARES OF
                                                                                  COMMON STOCK
                                                        SHARES OF  SHARES OF        ISSUABLE
                                         SHARES OF      SERIES A    SERIES B       PURSUANT TO
                                          COMMON       PREFERRED   PREFERRED       CONVERTIBLE
          INVESTOR                         STOCK         STOCK       STOCK         DEBENTURES
Diamed Medizintechnik GMBH                 125,000        191,493                      3,553,226

TLC Vision Corporation                                               524,070           3,553,226

Howell, Howard                                                        22,964

Rehab Associates of West Florida, P.A.                                 4,875

Hart, Charles Edgar                                                      975

Hart, Edgar Hart Jr.                                                     975

Hart, Nancy E.                                                           975

Sheppard, Patrick J.                                                   9,751

Weinstock, Stephen M.                                                  5,850

Hooks, David                                                           7,801

Barkley Family Partnership, Ltd.                                       7,313

Golomb, Roger, S. Lorraine C.                                          4,875

Whitehead, Gene DMD, Brenda                                            4,875

Schwartz, Jeffrey S. Maribeth Turner-                                  2,925

Richards, William J. Jr. MD, Kris                                      3,900

Hairston, Richard J.                                                   3,900

Najar, Gary M.                                                         4,875

Northlea Partners                                           3,821      3,900

Abdoney, Michael O. and Rebecca L.           3,125          3,648

Aker, Alan B.                                             205,499

The Thomas D. Arthur Revocable Trust         6,250          7,295

Beard, Richard, III                                         3,648

Bertoch, Daniel A., D.D.S.                                  3,648

Brandt, Tom E.                                                    14,591

Brown, David C.                                                   65,760

Capital Paradigms, Inc.                                              486

Cornish, Margaret A.                                               3,648

Davis, Richard C., Jr.                                            79,751

Dieters, David W.                                                  2,918

Drehsen, Raphael Andre                                               912

Drone, Dan and Lockye                                6,250

Dubin, Richard J.                                                  1,824

Dubow, Burt W.                                                     5,218

Fielder, Richard and Brigitte, JT TEN               75,700         7,295

First Trust Corporation TTEE FBO                                                 4,875
David H. Shapiro Acct # 031038028709

Gills, James P. Gills Flint Trust Dated 12/20/99   187,500        42,223

Geller, David E.                                     3,750         3,648

Gunti, Willy E.                                     25,000

Harrell, Cecil S.                                    6,250         7,295

JTB VisionQuest Corporation                                          989

Jacobson, William S.                                               3,288

Jenkins, Charles S. and Edeltrout                    1,562         1,824

Johnson, Dan R. Revocable Trust                      6,250         3,648

Kahn, Harvey                                                       3,288

Katz, Ralph                                                        3,288

Meeks, Greta                                                       1,824

Mikolon, Lorraine K.                                                 822

Mincey, Gregory                                                    8,220

Pizzo, Anthony P. Family Trust                                     3,648

Powell, Richard                                                    7,295

RD Irrevocable Trust, Reichle, Nancie, Trustee                    12,527

Retzlaff, Dr. John A.                                             32,880

Rodriguez, A.H.                                                    4,008             438

Rodriguez, A.H. Family Trust                                      40,125

Rodriguez, A.H. or Christopher                                     3,648

Rodriguez, Donna Family Trust                                     40,125

Rodriguez, Jennifer or Donna                                       3,648

Rubin, Eric F.                                                     1,824

Rubin, Leslie A.                                                   3,648

Rubin, Tracie B.                                                   1,824

Safe Harbor Fund I, L.P.                                          13,883

Safe Harbor Managed Account 101-A, Ltd.                           21,082

Sanders, Donald, Custodian for Kendra Sanders                      9,098

Sanders, Donald, Custodian for Monica Sanders                      9,098

Sanders, Donald, IRA CIBC                          250,000       246,599
Oppenheimer as Custodian

Santaromita, Joseph                                                2,466

The Schoenbaum Revocable Trust dtd 10/29/99                        7,295

Spieldenner, Chris                                                 7,295

Stern, Mark and Ellen Kaplan Stern, ATBE            80,548        14,591

Stern, Mark and Ellen Kaplan Stern,                                  730
Irrevocable Trust for Elliott Benjamin Stern

Stern, Mark and Ellen Kaplan Stern,                                  730
Irrevocable Trust for Lennie Beth Stern

Stern, Mark and Ellen Kaplan Stern,                                  730
Irrevocable Trust for Zachary Adam Stern

Stock, Hans                                                       72,954

Strapp, Elizabeth                                                    912

Szucs, Alan                                          3,125         3,648

Wise, David E.                                                    20,550

Wolbe Ellis                                                        3,648

Wolf, Thomas G.                                      3,125         3,648

TOTALS                                             783,435     1,275,932         620,112    7,106,452

                                   Schedule B

                                  PRIOR HOLDERS

                 NAME OF PRIOR HOLDERS                NUMBER OF SHARES OF COMMON STOCK HELD
----------------------------------------------------  -------------------------------------
Richard C. Davis, Jr.                                                1,184,603
Hans K Stock                                                           250,000
John Cornish                                                           228,589
Jane Cornish Smith                                                     230,586
Ramia H. Cornish                                                       206,250
Margaret A. Cornish QDOT Trust, dated 8/2/90,                          676,676
Margaret A. Cornish and Jane Cornish Smith, Trustees
TOTAL:                                                               2,776,704

                                  Schedule 7.1

                             OUTSTANDING SECURITIES

-v-